UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): April 3, 2026

NeuroOne Medical Technologies Corporation

(Exact name of registrant as specified in its charter)

Delaware	001-40439	27-0863354
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

7599 Anagram Dr., Eden Prairie, MN 55344

(Address of principal executive offices and zip code)

952-426-1383

(Registrant’s telephone number including area code)

(Registrant’s former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, par value $0.001 per share	NMTC	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging Growth Company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

On February 25, 2026, the Board of Directors (the “Board”) of NeuroOne Medical Technologies Corporation (the “Company”) adopted a First Amendment (the “Amendment”) to the NeuroOne Medical Technologies Corporation 2025 Equity Incentive Plan (the “2025 Equity Incentive Plan”). On April 3, 2026, at the Annual Meeting (as defined below), the stockholders of the Company approved the Amendment.

Pursuant to the terms and conditions of the Amendment, the 2025 Equity Incentive Plan was amended to:

●	increase the aggregate number of shares of Common Stock that may be issued under the 2022 Equity Incentive Plan by 1,500,000 new shares; and

●	automatically increase on January 1st of each year for a period of five years commencing on January 1, 2027 and ending on (and including) January 1, 2031, the aggregate number of shares of Common Stock that may be issued pursuant to Awards (as defined in the 2025 Equity Incentive Plan) by an amount equal to 5% of the Fully Diluted Shares (as defined in the 2025 Equity Incentive Plan) as of the last day of the preceding calendar year, provided, however that the Board may act prior to the effective date of any such annual increase to provide that the increase for such year will be a lesser number of shares of Common Stock.

A copy of the Amendment to the 2025 Equity Incentive Plan is included as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 5.07. Submission of Matters to a Vote of Security Holders.

At the annual meeting (the “Annual Meeting”) of stockholders of the Company on April 3, 2026, stockholders (i) elected two Class III directors to the Company’s Board of Directors, each to serve a three-year term until the 2029 annual meeting of stockholders, (ii) ratified the appointment of Baker Tilly US, LLP as the Company’s independent registered public accounting firm for the fiscal year ending September 30, 2026, (iii) approved an amendment to the Company’s Certificate of Incorporation to effect a reverse stock split of the Company’s outstanding common stock at a ratio in the range of 1-for-2 to 1-for-15 to be determined by the Company’s Board of Directors, (iv) approved an amendment to the NeuroOne Medical Technologies Corporation 2025 Equity Incentive Plan, and (v) authorized one or more adjournments of the Annual Meeting to solicit additional proxies in the event there are insufficient votes to approve Proposal 3. Proposals are described in detail in the Company’s definitive proxy statement filed with the Securities and Exchange Commission on March 9, 2026.

A total of 30,272,834 shares of the Company’s common stock were present at the meeting in person or by proxy, which represents approximately 59.72% of the shares of common stock outstanding as of the record date for the Annual Meeting.

The results of the voting are shown below:

Proposal 1—Election of Directors

Class III Nominees	Votes For	Votes Withheld	Broker Non- Votes
Jeffrey Mathiesen	18,384,823	494,745	11,393,266
Edward Andrle	18,174,404	705,164	11,393,266

Proposal 2—Ratification of Appointment of Independent Registered Public Accounting Firm

Votes For	Votes Against	Votes Abstain
30,031,054	70,706	171,074

Proposal 3—Approval of an Amendment to the Company’s Certificate of Incorporation to effect a reverse stock split of the Company’s outstanding common stock at a ratio in the range of 1-for-2 to 1-for-15, to be determined at the discretion of the Company’s Board of Directors

Votes For	Votes Against	Votes Abstain
28,408,499	1,780,031	84,304

Proposal 4—Approval of an Amendment to the NeuroOne Medical Technologies Corporation 2025 Equity Incentive Plan

Votes For	Votes Against	Votes Abstain	Broker Non-Votes
15,146,194	3,415,319	318,056	11,393,265

Proposal 5—Authorization of One or More Adjournments of the Annual Meeting to solicit additional proxies in the event there are insufficient votes to approve Proposal 3

Votes For	Votes Against	Votes Abstain
29,020,938	1,067,842	184,052

Item 9.01 Financial Statements and Exhibits.

(d) Exhibits

Exhibit No.	Description
10.1	First Amendment to NeuroOne Medical Technologies Corporation 2025 Equity Incentive Plan.
104	Cover Page Interactive Data File (embedded with Inline XBRL document).

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NEUROONE MEDICAL TECHNOLOGIES CORPORATION
Dated: April 3, 2026
	By:	/s/ David Rosa
David Rosa
Chief Executive Officer

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